SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2026

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MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Dickinson

Fort Stockton, Texas 79735

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Our Pecos UltraClean Refining, LLC & Trans Permian Energy, LLC subsidiaries have offered for sale units of preferred membership units to certain accredited investors in a private offering. We may accept up to $5.0 million of preferred units in connection with this offering. Each investment represents the ownership of an equal number of preferred units in each subsidiary. The preferred units are entitled to a return of capital and 18% make whole payment upon the closing by either subsidiary of a debt or equity placement for project financing. Each purchaser of preferred units will also receive a common membership percentage interest in each subsidiary at the rate of 0.1% for each $100,000 of preferred units purchased.

As of April 20, 2025, we had accepted subscriptions in the aggregate amount of $500,000. The issuance of securities described in this Item 3.02 were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

This report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: April 21, 2026	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and Chief Executive Officer

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